                                   EXHIBIT 99

PRESS RELEASE                     FOR IMMEDIATE RELEASE
                                  Contact: Preston Bair, Chief Financial Officer
                                  Telephone: (740) 622-0444



                     HOME LOAN FINANCIAL CORPORATION REPORTS
              EARNINGS FOR THE QUARTER AND YEAR ENDED JUNE 30, 2004

Coshocton, Ohio, July 28, 2004 - Home Loan Financial Corporation (Nasdaq:HLFC), the parent company of The Home Loan Savings Bank, today announced net income of $431,000 or $.27 basic and diluted earnings per share for the quarter ended June 30, 2004 compared to net income of $541,000, or $.35 basic and diluted earnings per share for the quarter ended June 30, 2003, a decrease of $110,000, or 20.3%.

         The decrease in earnings for the quarter ended June 30, 2004 compared with June 30, 2003, was primarily attributable to an increase in the provision for loan losses of $226,000, partially offset by increases in net interest income of $72,000 and noninterest income of $25,000. The increase in net interest income was primarily due to an increase in average earning assets. The increase in noninterest income was primarily due to gains on sales of securities available for sale, partially offset by a decline in gains on the sale of loans. The increase in the provision for loan losses was due to a $211,000 charge-off related to a commercial loan in bankruptcy.

         Net income for the year ended June 30, 2004 was $1,785,000, or $1.13 basic and $1.11 diluted earnings per share, compared to $1,874,000 for the year ended June 30, 2003, or $1.25 basic and $1.21 diluted earnings per share, a decrease of $89,000, or 4.7%.

         The decrease in earnings for the year ended June 30, 2004 compared with June 30, 2003 was primarily attributable to increases in provision for loan losses of $161,000 and noninterest expense of $217,000, partially offset by increases in net interest income of $255,000 and noninterest income of $47,000.

         The increase in net interest income was primarily due to an increase in average earning assets, partially offset by a decrease in the net interest margin. The increase in noninterest income was primarily attributable to increases in service charges and other fees and gains on the sale of securities available for sale partially offset by a decline in loan sale gains. The increase in noninterest expense was primarily due to increases in salaries and benefits incurred as a result of hiring additional staff, in ESOP expense and in other noninterest expense. The increase in the provision for loan losses was previously discussed.


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         The net interest margin for the three months ended June 30, 2004 was
4.15%. Return on average equity and return on average assets for the three months ended June 30, 2004 were 7.58% and 1.09%, respectively. The book value of HLFC's common stock was $13.27 per share as of June 30, 2004 compared to $13.14 per share as of June 30, 2003, an increase of $.13, or 1.0%.

         Total assets at June 30, 2004 were $160.0 million compared to June 30, 2003 assets of $147.8 million, an increase of $12.2 million, or 8.3%. The increase in total assets was primarily due to increases in loans of $9.8 million and the purchase of bank owned life insurance of $3.0 million. The bank owned life insurance was purchased to help offset future employee benefit costs. Total liabilities increased $11.6 million, or 9.2%, compared to June 30, 2003. The increase is primarily a result of an increase in Federal Home Loan Bank advances and total deposits. The increase in Federal Home Loan Bank advances was used to fund loan demand. Total deposits at June 30, 2004 were $87.9 million compared to June 30, 2003 deposits of $86.0 million, an increase of $1.9 million, or 2.2%. Total equity at June 30, 2004 was $22.3 million compared to $21.7 million at June 30, 2003.

         Home Loan Financial Corporation and The Home Loan Savings Bank are headquartered at 401 Main Street, Coshocton, Ohio 43812. The Bank has two offices in Coshocton, Ohio and a branch in West Lafayette, Ohio.

                         HOME LOAN FINANCIAL CORPORATION
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                 June 30, 2004         June 30, 2003
                                                                 -------------         -------------
ASSETS
Cash and cash equivalents                                        $   3,275,185         $   4,012,397
Securities available for sale                                        7,105,703             7,536,746
Mortgage-backed securities available for sale                       10,321,735             9,850,287
Federal Home Loan Bank stock                                         2,250,700             2,162,900
Loans, net                                                         131,549,778           121,759,596
Premises and equipment, net                                          1,380,927             1,218,370
Accrued interest receivable                                            719,141               738,357
Bank owned life insurance                                            3,016,864                  --
Other assets                                                           410,239               504,077
                                                                 -------------         -------------
         Total assets                                            $ 160,030,272         $ 147,782,730
                                                                 =============         =============

LIABILITIES
Deposits                                                         $  87,853,639         $  85,953,036
Federal Home Loan Bank advances                                     48,756,389            38,720,382
Accrued interest payable                                               503,994               580,142
Accrued expenses and other liabilities                                 606,824               818,719
                                                                 -------------         -------------
     Total liabilities                                             137,720,846           126,072,279

SHAREHOLDERS' EQUITY
Preferred stock, no par value, 500,000 shares authorized,
  none outstanding                                                        --                    --
Common stock, no par value, 9,500,000 shares authorized,
  2,248,250 shares issued                                                 --                    --
Additional paid-in capital                                          14,508,999            14,166,911
Retained earnings                                                   14,722,513            14,514,056
Unearned employee stock ownership plan shares                         (773,982)
                                                                                          (1,067,434)
Unearned recognition and retention plan shares                        (189,779)             (256,212)
Treasury stock, at cost - 566,543 shares at                         (5,818,102)           (6,090,975)
    June 30, 2004 and 596,305 shares at
    June 30, 2003
Accumulated other comprehensive income                                (140,223)              444,105
                                                                 -------------         -------------
       Total shareholders' equity                                   22,309,426            21,710,451
                                                                 -------------         -------------
           Total liabilities and shareholders' equity            $ 160,030,272         $ 147,782,730
                                                                 =============         =============

                        CONSOLIDATED STATEMENTS OF INCOME

                                            Three Months Ended                      Year Ended
                                                 June 30,                            June 30,
                                                 --------                            --------
                                           2004              2003              2004              2003
                                        ----------        ----------        ----------        ----------
Total interest income                   $2,428,407        $2,451,250        $9,642,882        $9,728,805
Total interest expense                     871,916           967,126         3,632,598         3,973,340
                                        ----------        ----------        ----------        ----------
        Net interest income              1,556,491         1,484,124         6,010,284         5,755,465
Provision for loan losses                  266,000            40,000           351,000           190,000
                                        ----------        ----------        ----------        ----------
       Net interest income after
       provision for loan losses         1,290,491         1,444,124         5,659,284         5,565,465
Total noninterest income                   329,674           304,303           877,747           831,193
Total noninterest expense                  920,037           921,224         3,776,782         3,559,401
                                        ----------        ----------        ----------        ----------
Income before income
      tax expense                          700,128           827,203         2,760,249         2,837,257
Income tax expense                         268,921           286,300           974,821           963,600
                                        ----------        ----------        ----------        ----------
      Net income                        $  431,207        $  540,903        $1,785,428        $1,873,657
                                        ==========        ==========        ==========        ==========

Basic earnings per share                $      .27        $      .35        $     1.13        $     1.25
                                        ==========        ==========        ==========        ==========

Diluted earnings per share              $      .27        $      .35        $     1.11        $     1.21
                                        ==========        ==========        ==========        ==========


                              KEY OPERATING RATIOS

                                                  At or For The                     At or For The
                                               Three Months Ended                    Year Ended
                                                    June 30,                           June 30,
                                                    --------                           --------
                                              2004              2003             2004             2003
                                              ----              ---              ----             ----
Net interest margin*                            4.15%             4.24%            4.12%            4.28%
Return on average assets                        1.09%             1.47%            1.17%            1.33%
Return on average equity                        7.58%            10.08%            7.97%            8.94%
Total equity to total assets                   13.94%            14.69%           13.94%           14.69%
Common shares outstanding                  1,681,707         1,651,945        1,681,707        1,651,945
Book value per share                      $    13.27        $    13.14       $    13.27       $    13.14
Nonperforming assets to total assets            0.95%             0.49%            0.95%            0.49%


*Net interest margin has been calculated on a fully tax equivalent basis.